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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 27, 2002
 (Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)
22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant's Telephone Number, Including Area Code:
 (901) 252-8000

ITEM 5.    OTHER EVENTS

        On February 27, 2002, Thomas & Betts Corporation (the "Registrant" and the "Corporation"), by a press release attached as Exhibit 20.1 to this report, and a conference call held February 28, 2002, and attached as Exhibit 20.2 to this report, and incorporated herein by reference, commented on the financial results for the quarter and year ended December 30, 2001.

        Management also discussed the Corporation's domestic pension plan asset values and post-retirement benefit plan expenses as of December 30, 2001 and its estimated post-retirement benefit plan expense and anticipated pension funding for 2002. At December 30, 2001, the fair market value of the domestic pension assets was $192 million, and the projected post-retirement benefit obligation was $281 million. The 2001 post-retirement benefit plan expense was $7 million. For 2002, the anticipated pension funding amount is $8 million, and the expected post-retirement benefit plan expense is $12 million. The material assumptions for 2002 are a long-term rate of return of 8.75 percent and a discount rate of 7.25 percent.

        The conference call was recorded and is available for replay through 5:00 p.m. Central Standard Time on Saturday, March 2, 2002. To access the replay, please call (402) 271-9155. The recorded webcast will also be available at www.tnb.com.

        Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
20.1 Press Release dated February 27, 2002. 20.2 February 28, 2002 Conference Call Script.
ITEM 9. REGULATION FD DISCLOSURE

        The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the February 28, 2002 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
	By:	/s/ JOHN P. MURPHY John P. Murphy
	Title:	Senior Vice President and Chief Financial Officer
Date: February 28, 2002

EXHIBIT INDEX

Exhibit	Description of Exhibits
20.1	Press Release dated February 27, 2002.
20.2	February 28, 2002 Conference Call Script

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  ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE